EXHIBIT 23.2











                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated December 16, 1993 included in this Form 10-K, into the Company's previously filed Registration Statements:



          1.  Form S-8 of V Band Corporation (File No. 2-94923)
          2.  Form S-8 of V Band Corporation (File No. 33-7540)
          3.  Form S-8 of V Band Corporation (File No. 33-19146)
          4.  Form S-8 of V Band Corporation (File No. 33-62458)









ARTHUR ANDERSEN  LLP

New York, New York
January 25, 1996

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                                                     V BAND CORPORATION AND SUBSIDIARIES
                                                      VALUATION AND QUALIFYING ACCOUNTS
                                             FOR THE YEARS ENDED OCTOBER 31, 1995, 1994, AND 1993

Column A                                          Column B           Column C -- Additions              Column D           Column E
                                                 ----------      -----------------------------         ----------         ----------
                                                                     (1)               (2)
                                                  Balance at      Charged to        Charged to                            Balance at
                                                 Beginning of     costs and           other                                 End of
Description                                        Period         expenses           accounts          Deductions           Period
                                                 ----------      ----------         ----------         ----------         ----------
Allowance for doubtful accounts

     October  31, 1995 ....................      $  263,000      $  237,000         $        0         $   44,000(a)      $  456,000
     October  31, 1994 ....................      $  243,000      $  133,000         $   20,000(b)      $  133,000(a)      $  263,000
     October 31, 1993 .....................      $  149,000      $  156,000         $        0         $   62,000(a)      $  243,000

Inventory reserve

     October 31, 1995 .....................      $2,754,000      $2,734,000         $     --           $1,053,000(c)      $4,435,000
     October 31, 1994 .....................      $1,199,000      $  990,000         $  652,000(b)      $   87,000(c)      $2,754,000
     October 31, 1993 .....................      $  830,000      $  629,000         $        0         $  260,000(c)      $1,199,000

Warranty reserve

     October 31, 1995 .....................      $  189,000      $  607,000         $        0         $  381,000(d)      $  415,000
     October 31, 1994 .....................      $  300,000      $  202,000         $        0         $  313,000(d)      $  189,000
     October 31, 1993 .....................      $  143,000      $  632,000         $        0         $  475,000(d)      $  300,000

Reserve for Notes Receivable

     October 31, 1995 .....................      $  110,000      $        0         $        0         $        0         $  110,000
     October 31, 1994 .....................      $  110,000      $        0         $        0         $        0         $  110,000
     October 31, 1993 .....................      $        0      $  110,000         $        0         $        0         $  110,000

Valuation allowance for
  deferred tax asset

    October 31, 1995 ......................      $  150,000      $  551,000(e)      $4,325,000(e)      $        0         $5,026,000


    October 31, 1994 ......................      $        0      $  150,000         $        0         $        0         $  150,000

----------------------
(a) Doubtful accounts written off, net of cash recovered.
(b) Reserve balances acquired in connection with the acquisition of Mercury Dealing Systems at July 28, 1994.
(c) Disposals of obsolete or slow moving inventory.
(d) Warranty labor charges combined with actual cash payments.
(e) Additional valuation allowance applicable to the deferred tax asset.
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